UNITED PAN-EUROPE COMMUNICATIONS N.V.

                   $800,000,000 10.875% SENIOR NOTES DUE 2009

                   E300,000,000 10.875% SENIOR NOTES DUE 2009

                $735,000,000 12.5% SENIOR DISCOUNT NOTES DUE 2009

                               PURCHASE AGREEMENT

                                                                   July 27, 1999

Goldman Sachs International,
Donaldson, Lufkin & Jenrette International
     As representatives of the several Purchasers
     named in Schedule I hereto,
c/o Goldman Sachs International
     Peterborough Court
     133 Fleet Street
     London   EC4A 2BB
     England



Ladies and Gentlemen:



     United Pan-Europe Communications N.V., a Netherlands public corporation with limited liability having its statutory seat in Amsterdam, The Netherlands (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $800,000,000 principal amount of its 10.875% Senior Notes due 2009, an aggregate of E300,000,000 principal amount of its 10.875% Senior Notes due 2009 (the "Senior Notes") and an aggregate of $735,000,000 principal amount at maturity of its 12.5% Senior Discount Notes due 2009 (the "Senior Discount Notes" and together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to the provisions of an indenture (the "Senior Notes Indenture") to be dated as of July 30, 1999 between the Company and Citibank N.A. as trustee (the "Trustee"). The Senior Discount Notes are to be issued pursuant to the provisions of an indenture (the "Discount Notes Indenture" and together with the Senior Notes Indenture, the "Indentures") to be dated as of July 30, 1999 between the Company and the Trustee.

     Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated as of July 30, 1999. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances and on the terms set forth therein, (i) a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Offer Registration Statement") relating to the Company's Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Notes, and to use its best efforts to cause such Registration Statements to be declared effective.

     This  Agreement,  the  Indentures,  the Notes and the  Registration  Rights
Agreement  are  hereinafter   referred  to  collectively  as  the   "Transaction
Documents."

     1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

     (a) A preliminary offering memorandum, dated July 12, 1999 (the "Preliminary Offering Circular") and an Offering Circular, dated July 27, 1999 (the "Offering Circular"), have been prepared in connection with the offering of the Notes. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

     (b) None of the Company or its subsidiaries, or, to the best of the Company's knowledge after due inquiry, any of @Entertainment, Inc., Time Warner Cable France S.A., Reseaux Cables de France S.A., Videopole S.A., Kabel Plus, a.s., SBS Broadcasting S.A., GelreVision N.V., NBS Broadband Services AB and SKT spol. S.r.o. or any of their respective subsidiaries (together, other than the Company and its subsidiaries, the "New Acquisition Entities") has sustained since the date of its respective latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or other legal or governmental action, order or decree, having a material adverse effect on the Company, its subsidiaries and the New Acquisition Entities taken as a whole, other than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been (i) any change in the capital stock of the Company, or (ii) any increase in the long-term debt of the Company or its subsidiaries, or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, in excess of $25,000,000 or its equivalent, or (iii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition (financial or otherwise), shareholders' equity or results of operations of the Company, its subsidiaries and the New Acquisition Entities, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

     (c) The Company, its subsidiaries, and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, have good and marketable title in fee simple to all material real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, its subsidiaries and the New Acquisition Entities; and any real property and buildings held under lease by the Company, its subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, are held by them under valid, subsisting and enforceable leases with such exceptions as do not have a material adverse effect on the Company, its subsidiaries and the New Acquisition Entities, taken as a whole, and do not interfere with the use made and proposed to be made of such property and buildings by the Company, its subsidiaries and the New Acquisition Entities;

     (d) The Company has been duly incorporated and is validly existing as a public limited liability company under the laws of The Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified for the transaction of business outside The Netherlands and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company and, to the best of the Company's knowledge after due inquiry, each of the New Acquisition Entities, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

     (e) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and there are no restrictions on subsequent transfers of the Notes under the laws of The Netherlands and of the United States, except as described in the Offering Circular;

     (f) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations under this Agreement and the other Transaction Documents and to authorize, issue, sell and deliver the Notes as contemplated by this Agreement and to perform its obligations thereunder, as applicable;

     (g) Each of the Senior Notes Indenture and the Discount Notes Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and will conform to the descriptions thereof in the Preliminary Offering Circular and the Offering Circular and will be in substantially the form previously delivered to you;

     (h) The Senior Notes and the Senior Discount Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Senior Notes Indenture and the Discount Notes Indenture, respectively; and will conform to the descriptions thereof in the Preliminary Offering Circular and the Offering Circular and will be in substantially the form previously delivered to you;

     (i) The Exchange Notes have been duly authorized and, when issued and authenticated in accordance with the terms of the Indentures and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures; and will conform to the descriptions thereof in the Preliminary Offering Circular and the Offering Circular;

     (j) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, will be the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Preliminary Offering Circular and the Offering Circular;

     (k) The execution and delivery of, and the performance by the Company of its obligations under this Agreement, have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company;

     (l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the United States Securities
Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

     (m) There is no "substantial U.S. market interest" in the Company's debt securities within the meaning of Rule 903(c) under the Securities Act;

     (n) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Credit Agreement (as defined herein), any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, is a party or by which the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities is bound or to which any of the property or assets of the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities is subject, nor will such action result in any violation of the provisions of the Articles of Association or bylaws or other organizational documents of the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, or any statute or other applicable law or any order, rule, filing, judgement, injunction, decree or regulation of any court or governmental agency or body ("Governmental Agency") having jurisdiction over the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities or any of their properties except, with respect in any such case to the subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, as would not, singly or in the aggregate, have a material adverse effect on the Company, its subsidiaries and the New Acquisition Entities taken as a whole; and no such governmental authorization, consent, approval or filing ("Governmental Authorization") of or with any such Governmental Agency is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Transaction Documents except for the filing of the Registration Statements with the Commission pursuant to the Registration Rights Agreement and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers;

     (o) None of the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, is in violation of its Articles of Association or other constituent documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults as would not, singly or in the aggregate, have a material adverse effect on the Company, its subsidiaries and the New Acquisition Entities taken as a whole;

     (p) Other than as disclosed in the Offering Circular, to the best of the Company's knowledge after due inquiry, the acquisition of the New Acquisition Entities by the Company, its subsidiaries or affiliates will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which any of the New Acquisition Entities is a party, except for such defaults as would not have a material adverse effect on the relevant New Acquisition Entity;

     (q) The statements set forth in the Offering Circular under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes, under the caption "Certain Taxation Considerations," and under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption "Certain Transactions and Relationships--Relationship with United and Related Transactions," insofar as they purport to describe such relationship and related transactions, and under the caption "Certain Transactions and Relationships--Relationship with Microsoft," insofar as they purport to describe such relationship, are accurate and complete in all material respects;

     (r) Except as otherwise set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, is a party or of which any property of the Company, its subsidiaries or the New Acquisition Entities is the subject which, if determined adversely to the Company, its subsidiaries or the New Acquisition Entities, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company, its subsidiaries and the New Acquisition Entities taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (s) Except as otherwise disclosed in the Offering Circular, all interest on the Notes may under the current laws and regulations of The Netherlands be paid in euros or U.S. dollars that may be converted into foreign currency that may be freely transferred out of The Netherlands, and all such interest and other distributions on the Notes will not be subject to withholding or other taxes under the laws and regulations of The Netherlands and are otherwise free and clear of any other tax, withholding or deduction in The Netherlands and without the necessity of obtaining any Governmental Authorization in The Netherlands;

     (t) The Company is subject to Section 13 or 15(d) of the Exchange Act and has filed all required reports with the Commission (the "Exchange Act Reports"); and when the Exchange Act Reports were filed with or furnished to the
Commission, they conformed in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder;

     (u) None of the Company, any affiliate of the Company or any person acting on its or their behalf has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

     (v) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Senior Notes or Senior Discount Notes, or any securities of the same or a similar class as the Senior Notes or Senior Discount Notes, other than Senior Notes or Senior Discount Notes offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Senior Notes, Senior Discount Notes or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Senior Notes and Senior Discount Notes has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Senior Notes and Senior Discount Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

     (w) The Company is not and, after giving effect to the offering and sale of the Notes, will not be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

     (x) Each of the Company, its subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, has filed all material tax returns required to be filed, which returns are complete and correct in all material respects, and none of the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto;

     (y) Except as otherwise set forth in the Offering Circular, the Company, its subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, have all licences, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their current businesses as described in the Offering Circular, with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company, its subsidiaries and the New Acquisition Entities taken as a whole;

     (z) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

     (aa) The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and is not likely to become a PFIC;

     (bb) When the Senior Notes and Senior Discount Notes are issued and delivered pursuant to this Agreement, the Senior Notes and Senior Discount Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

     (cc) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to The Netherlands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Purchasers of the Notes or (B) the sale and delivery outside The Netherlands by the Purchasers of the Notes to the initial purchasers thereof;

     (dd) None of the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

     (ee) Arthur Andersen, who have certified certain financial statements of the Company, its subsidiaries and the New Acquisition Entities, and Arthur Andersen, s.r.o., Pricewaterhouse Coopers N.V., Pricewaterhousecoopers (France), Pricewaterhousecoopers (Malta), Pricewaterhousecoopers (Sweden), KPMG Polska Sp. zo.o, KPMG Accountants N.V., KPMG Somekhchaikis, KPMG Slovensko, s.r.o., VB Deloitte & Touche, Ernst & Young S.A, Ernst & Young (Netherlands), Ernst & Young (Denmark), Ernst & Young AB, Ernst & Young, Vachon et Associes, who have certified certain financial statements of the Company's subsidiaries and the New Acquisition Entities, are, insofar as the Company, its subsidiaries and the New Acquisition Entities are concerned, each independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

     (ff) The financial statements included in the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto), present and, as applicable, will present fairly the respective financial positions, results of operations and changes in financial positions of (i) the Company and
(ii) each subsidiary and New Acquisition Entity, in each case, for which such financial statements are so included on the basis stated in the Preliminary Offering Circular and the Offering Circular at the respective dates or for the respective periods to which they apply; such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles with appropriate reconciliations to United States generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein; the other financial and statistical information and data included in the Preliminary Offering Circular and the Offering Circular (and any amendment or supplement thereto) are accurately presented and, as applicable, will be accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company, its subsidiaries and the New Acquisition Entities; and the pro forma financial statements and "as adjusted" financial information and the related notes thereto included or incorporated by reference in the Preliminary Offering Circular and Offering Circular have been or, as applicable, will be prepared in accordance with the applicable requirements of the Securities Act (as though the Preliminary Offering Circular and the Offering Circular were a prospectus included in a registration statement filed pursuant to the Securities Act) and on the bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (gg) The Company is reviewing its operations and those of its subsidiaries, and the New Acquisition Entities and any third parties with which the Company, its subsidiaries or the New Acquisition Entities has a material relationship to evaluate the extent to which the business or operations of the Company, its subsidiaries or the New Acquisition Entities will be affected by the Year 2000 Problem. As a result of such ongoing review to date, the Company currently has no reason to believe, and does not currently believe that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, shareholders' equity or results of operations of the Company, its subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities taken as a whole, or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

     (hh) The Company, its subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, own, possess, have rights to or can acquire adequate patents, licenses, know-how, trademarks, copyrights, trade secrets, mask works, service marks and trade names necessary to operate the businesses now operated by them, and none of the Company, its subsidiaries or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, has received any notice of infringement of or conflict with asserted rights or others with respect to any of the foregoing which the Company reasonably believes, singly or in the aggregate, is likely to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business or operations of the Company, its subsidiaries and the New Acquisition Entities taken as a whole;

     (ii) The Company, its subsidiaries and, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities (A) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under the applicable
Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, licence or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company, its subsidiaries and the New Acquisition Entities taken as a whole;

     (jj) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file, other than in connection with (i) the DIC Option Agreement, (ii) the Registration Rights Agreement dated February 10, 1999 between the Company and United International Holdings, Inc., (iii) the agreement to grant Microsoft Corporation certain registration rights as described in the Offering Circular under the caption "Relationship with Microsoft" and (iv) the Registration Rights Agreement, a registration statement under the Securities Act with respect to any securities of the Company; and

     (kk) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on retaining any rating assigned to the Company or any securities of the Company, or (ii) has indicated to the Company that it is considering (1) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (2) any change in the outlook for any rating of the Company or any securities of the Company.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price for dollar denominated Senior Notes (the "Senior Dollar Notes") of 98.0% of the principal amount thereof, at a purchase price for euro denominated Senior Notes (the "Senior Euro Notes") of 98.0% of the principal amount thereof and at a purchase price for Senior Discount Notes of 53.43058% of the principal amount at maturity thereof, plus, in each case, accrued interest, if any, from July 30, 1999 to the Time of Delivery hereunder, the principal amount of Senior Dollar Notes and Senior Euro Notes and the principal amount at maturity of the Senior Discount Notes set forth opposite the name of such Purchaser in Schedule I hereto.

     3. Upon the authorization by you of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

     (a) It will offer and sell the Notes only: (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A, and (ii) upon the terms and conditions set forth in Annex I to this Agreement;

     (b)      It is an institutional accredited investor; and

     (c) It will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

     4. Senior Dollar Notes and Senior Discount Notes to be purchased by each Purchaser hereunder will be evidenced by one or more global notes in book-entry form which will be deposited by or on behalf of the Company with a custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"). Senior Euro Notes to be purchased by each Purchaser hereunder will be evidenced by one or more global notes in book-entry form which will be deposited with a common depositary for, and registered in the name of, a nominee of Euroclear and Cedelbank. The Company will (i) deliver the Senior Dollar Notes to Goldman Sachs International, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks payable to the order of, or by wire transfer to, the Company in Federal (same day) funds, by causing DTC to credit the Senior Dollar Notes to the account of Goldman Sachs International at DTC, and (ii) deliver the Senior Euro Notes and the Senior Discount Notes to Donaldson, Lufkin & Jenrette International, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by certified or official bank check or checks payable to the order of, or by wire transfer to, the Company in Federal (same day) funds, by causing DTC, Euroclear or Cedelbank, as the case may be, to credit the Senior Euro Notes and the Senior Discount Notes to the account of Donaldson, Lufkin & Jenrette International, at DTC, Euroclear or Cedelbank, as the case may be. The Company will cause the certificates representing the Notes to be made available to the Representatives, for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian, Euroclear or Cedelbank, as the case may be (the "Designated Office"). The time and date of such delivery and payment in connection with the Senior Euro Notes, and the Senior Dollar Notes and the Senior Discount Notes shall be 9:00 a.m. and 2:00 p.m.(London time), respectively, on July 30, 1999 or such other time and date as the Representatives, and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

     (a) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipts for the Notes and any additional documents requested by the Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Canada Square, Canary Wharf, London E14 5DS (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4 p.m., London time, on the London Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "London Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in London, England are generally authorized or obligated by law or executive order to close.

     5. The Company agrees with each of the Purchasers:

     (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish the Purchasers with 10 copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants and additional copies thereof, in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

     (d) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Senior Notes or the Senior Discount Notes;

     (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

     (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from registration under Section 12(b) of the Exchange Act, for the benefit of holders from time to time of Notes, to furnish at its expense, upon request, to holders of Notes and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

     (g) If requested by you, to use its best efforts to cause the Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

     (h) To furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with generally accepted accounting principles in the U.S. ("U.S. GAAP")) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to holders of Notes consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Notes, or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

     (j) Pursuant to the Registration Rights Agreement, the Company shall file and use its best efforts to cause to be declared or become effective under the Securities Act, a registration statement on form S-4 providing for the registration of the Exchange Notes and the exchange of the Notes for the Exchange Notes, all in a manner which will permit persons who acquire Exchange Notes to resell the Exchange Notes pursuant to Section 4(1) of the Securities Act.

     (k) Not to (and to cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

     (l) The Company confirms that it has caused to be made an application for the Notes to be listed on the Luxembourg Stock Exchange (the "Exchange"). In connection with such application, the Company agrees to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such listing and to use its best efforts to maintain such listing so long as any of the Notes are outstanding (as defined in the Indentures); provided that if at any time the Company shall determine that it can no longer reasonably comply with the requirements for listing of the Notes on the Exchange and if maintenance of such listing becomes onerous, it will use its best efforts to obtain and thereafter to maintain a listing of Notes on such other major stock exchange in a leading financial center as the Representatives may reasonably request and as the Trustee may approve; and

     (m) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds."

     6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering
Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indentures, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indentures and the Notes; (vii) any cost incurred in connection with the designation of the Notes for trading in PORTAL; (viii) all fees and expenses in connection with listing the Notes on the Luxembourg Stock Exchange; (ix) the reasonable out-of-pocket expenses (other than fees and disbursements of counsel to the Purchasers) incurred by the Purchasers in connection with the transactions contemplated herein; (x) all stamp, transfer, capital issuance or similar expenses and taxes arising as a result of the sale and delivery of the Notes by the Company to or for the account of the Purchasers pursuant to this Agreement, and the sale and delivery of the Notes by the Purchasers to the initial purchasers thereof in the manner contemplated under this Agreement, and any Dutch income, capital gains, transfer, withholding or other tax asserted against a Purchaser solely by reason of the purchase and sale of any Notes pursuant to this Agreement; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including all reasonable roadshow costs. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you;

     (b) Holme Roberts & Owen LLP, United States counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) Insofar as New York law is concerned, the Purchase Agreement has been duly executed and delivered by the Company;

          (ii)Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of the Purchase Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court of competent subject matter jurisdiction located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to the Purchase Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined in the Purchase Agreement) as its authorized agent for the purpose described in Section 14 of the Purchase Agreement, and service of process effected on such agent in the manner set forth in Section 14 of the Purchase Agreement will be effective to confer valid personal jurisdiction over the Company;

          (iii) The Senior Notes and the Senior Discount Notes have been duly authorized, executed, issued and delivered by the Company under New York law and, assuming due authentication in accordance with the provisions of the Indentures and due payment by the Purchasers in accordance with the terms of the Purchase Agreement, the Senior Notes and the Senior Discount Notes, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indentures; and the Notes, the Exchange Notes and the Indentures conform to the descriptions thereof in the Offering Circular in all material respects;

          (iv)Each of the Indentures and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company under New York law and assuming the due execution and delivery of the Indentures by the Trustee, each constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (v) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indentures, the Registration Rights Agreement and the Purchase Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any U.S. or New York law (it being understood that we give no opinion as to blue sky, state securities or, except with respect to the matters covered in paragraph (xiii) below, federal securities laws);

          (vi)To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal, regulatory or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property of the Company or its subsidiaries is the subject, and with respect to which there is a reasonable expectation of an adverse determination that would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened by any Governmental Agency, domestic or foreign, or threatened by others;

          (vii) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or such subsidiary is a party or by which it or any of its properties may be bound, except for such defaults as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

          (viii) The issue and sale of the Notes and the compliance by the Company with all provisions of the Purchase Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under or require consent under, or result in the imposition of a lien or encumbrance on any assets or properties of the Company or any of its Subsidiaries, or an acceleration of the indebtedness pursuant to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breaches, violations or defaults as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, nor will such action result in any violation of any statue, rule or regulation or, to the knowledge of such counsel, any order, of any United States Federal or New York Governmental Agency having jurisdiction over the Company or any of its subsidiaries or properties;

          (ix) No Governmental Authorization of the United States or the State of New York is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Purchase Agreement, Registration Rights Agreement or the Indentures, except the filing of the Registration Statements with the Commission pursuant to the Registration Rights Agreement, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers;

          (x) The statements set forth in the Offering Circular under the caption "Description of the Notes," insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Risk Factors-Original Issue Discount Consequences" and "Certain Tax
     Consequences-Certain United States Federal Income Tax Consequences," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fairly summarize such laws and documents in all material respects;

          (xi)Neither the Company nor any of its subsidiaries is now, nor, after the sale of Notes to be sold by it thereunder and the application of the proceeds from such sales as described in the Offering Circular under the caption "Use of Proceeds," will be (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, or (b) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

          (xii) When the Notes are issued and delivered pursuant to the Purchase Agreement, none of the Senior Notes or Senior Discount Notes will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system; and

          (xiii) No registration of the Notes under the Securities Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by the Offering Circular and by the Purchase Agreement.

     Although such counsel has not undertaken, except as otherwise indicated in such counsel's opinion, to determine independently, and such counsel does not assume any responsibility for, the accuracy or completeness of the statements in the Offering Circular, such counsel has participated in the preparation of the Offering Circular, including review and discussion of the contents thereof with certain officers and representatives of the Company and representatives of the independent public accountants for the Company, and nothing has come to such counsel's attention that has caused such counsel to believe that the Offering Circular as of the date thereof contained or at the Closing Date contains an untrue statement of a material fact or as of the date thereof omitted or at the Closing Date omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express an opinion with respect to the financial statements and the related notes and schedules thereto and other financial data included in the Offering Circular);

     (c) Loeff Claeys Verbeke, Netherlands counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a public limited liability company under the laws of The Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

          (ii)The Company has an authorized share capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (iii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement and the Registration Rights Agreement and the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of the Articles of Association of the Company or the provisions of any published law, rule or regulation in The Netherlands;

          (iv)No Governmental Authorization of or with any Governmental Agency is required in The Netherlands for the issue and sale of the Notes by the Company, or the consummation by the Company of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

          (v) The Notes have been duly authorized and executed by the Company under the laws of The Netherlands and, assuming authentication and payment, constitute valid and legally binding obligations of the Company;

          (vi)Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly authorized and executed by the Company under the laws of The Netherlands and constitutes a valid and legally binding instrument, enforceable in accordance with its terms;

          (vii) The choice in Section 14 of the Purchase Agreement of the laws of the State of New York as the law governing the Purchase Agreement is valid and binding on the Company under the laws of The Netherlands, except
     (i) to the extent that any term of the Purchase Agreement or any provision of New York law applicable to the Purchase Agreement is manifestly incompatible with the public policy of The Netherlands, and (ii) a Netherlands court may give effect to mandatory rules of the laws of another jurisdiction (including The Netherlands) with which the matter under review has a close connection, if and insofar as, under the laws of such other jurisdiction those rules must be applied, irrespective of the governing law chosen by the parties; the Company can sue and be sued in its own name under the laws of The Netherlands; the consent to the jurisdiction of a New York Court as provided in the Purchase Agreement is valid and binding on the Company under the laws of The Netherlands, provided, that such consent will not be given effect with respect to (a) a claim the amount of which does not exceed NLG 5,000, (b) certain specified labor and tenancy law-related disputes and (c) claims for provisional measures before the president of a competent court in The Netherlands, a judgment rendered by a New York Court will not be enforced by the court in The Netherlands, and the claim must be relitigated before a competent Netherlands court; a judgment rendered by a New York Court pursuant to the Purchase Agreement will, under current practice, be recognized by a Netherlands court if such judgment (i) results from proceedings compatible with Dutch concepts of due process and (ii) does not contravene public policy (ordre public) of The Netherlands; if such judgment by a New York Court is recognized by a Netherlands court, such Netherlands court will generally grant the same judgment without relitigation on the merits; and service of process effected in the manner set forth in Section 14 of the Purchase Agreement will be effective, insofar as the laws of The Netherlands are concerned to confer valid personal jurisdiction over the Company;

          (viii) Except as disclosed in the Offering Circular, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to The Netherlands or to any political subdivision or taxing authority thereof or therein in connection with (A) issuance, sale and delivery by the Company of the Notes to or for the respective accounts of the Purchasers or
     (B) the sale and delivery outside The Netherlands by the Purchasers of the Notes to the initial purchasers thereof in the manner contemplated by the Purchase Agreement;

          (ix)All payments to be made under the Notes may be made free of withholding or deduction of any taxes of whatsoever nature, imposed, levied, withheld or assessed by The Netherlands or any administrative subdivision or tax authority thereof or therein; and

          (x) The  indemnification  and  contribution  provisions  set  forth in
     Section 8 of the Purchase Agreement do not contravene the public policy or laws of The Netherlands.

     (d) Anton M. Tuijten, General Counsel of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a public limited liability company under the laws of The Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

          (ii)the Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (iii) the Company has been duly qualified for the transaction of business outside The Netherlands and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

          (iv)Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

          (v) The Company and its subsidiaries have good and marketable title to all material real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not have a material adverse effect on the Company and its subsidiaries taken as a whole and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that he is relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

          (vi)To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (vii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is subject, nor will such action result in any violation of any of the provisions of the Articles of Association of the Company or any statute, other applicable law or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties except, with respect in any such case to the subsidiaries of the Company, as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as whole;

          (viii) No Governmental Authorization of or with any Governmental Agency is required in The Netherlands for the issue and sale of the Notes by the Company, or the consummation by the Company of the transactions contemplated by the Purchase Agreement;

          (ix)Other than as set forth in the Offering Circular, the Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their other properties and conduct their current businesses as described in the Offering Circular, with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the current or future financial consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

          (x) Neither the Company nor any of its subsidiaries is in violation of its Articles of Association or other constituent documents or in default in the performance or observance of any material obligation, agreement, cove-nant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (xi)The statements set forth in the Offering Circular under the caption "Certain Tax Consequences-Certain Netherlands Tax Consequences," insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

          (xii) The Notes have been duly authorized and executed by the Company under the laws of The Netherlands and, assuming authentication and payment, constitute valid and legally binding obligations of the Company;

          (xiii) Each of the Purchse Agreement, the Indentures and the Registration Rights Agreement has been duly authorized and executed and delivered by the Company under the laws of The Netherlands and constitutes a valid and legally binding instrument, enforceable in accordance with its terms;

          (xiv) The Company is not in violation of its articles of association and, further the Company is not in material default in the performance of any obligation, agreement or condition contained in any permit or any bond, note, debenture or other evidence of indebtedness, except where such violation would not have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole;

          (xv)The Company is not in violation of any law, ordinance, administrative or governmental rule or regulation of The Netherlands applicable to the Company or of any decree of any Dutch court or Dutch governmental agency, in each case, except where such violation would not have a material adverse effect on the condition (financial or other) business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole. There are no pending formal complaints, proceedings, investigations, protests, petitions or other written objections against the Company at any Dutch regulatory agencies, in a court, before any arbitrator or mediator, or before any other governmental authority, except for matters which individu-ally or in the aggregate would not have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole; and

          (xvi) Although he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, except for those referred to in the opinion in subsection (xi) of this Section 7(d), he has no reason to believe that, as of its date, the Offering Circular or any supplement thereto made by the Company (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Offering Circular or any supplement thereto made by the Company (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In giving such opinion, such counsel may state that with respect to all matters of United States federal and New York law he has relied upon the opinions of United States counsel for the Company delivered pursuant to paragraph (b) of this Section 7.

     (e) O.T. Zuidema, General Counsel of United Telekabel Holding N.V., shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

     (f) With respect to the jurisdictions in which certain of the Company's subsidiaries and certain of the New Acquisition Entities operate, listed on
Schedule II hereto, you shall have had furnished to you written opinions dated the Time of Delivery, in the form previously provided to you, from the special foreign counsel listed on Schedule II, in form and substance satisfactory to you, to the effect that:

          (i) Each of [Foreign Subsidiary] [and each of [insert material subsidiaries of Foreign Subsidiary]] (collectively, the "Subsidiaries") has been duly organized/incorporated and is validly existing as a [corporation] and in good standing under the laws of [jurisdiction of organization/incorporation], with the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Offering Circular;

          (ii)All of the issued and outstanding shares of capital stock or other equity interest of [Foreign Subsidiary] [and its Subsidiaries], have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares and as otherwise set forth or incorporated by reference in the Offering Circular) are owned of record by the Company, directly or indirectly, free and clear, to the best knowledge of such counsel after reasonable inquiry, of any security interest, lien, encumbrance, equity or other claim.

          (iii) The Company's ownership interest with respect to [Foreign Subsidiary][and each of its Subsidiaries] is as described in the Offering Circular;

          (iv)None of [Foreign Subsidiary][or its Subsidiaries] is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents; to the best knowledge of such counsel after reasonable inquiry, none of [Foreign Subsidiary][or any of its Subsidiaries] is in material default in the performance of any obligation, agreement or condition contained in any permit or any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Offering Circular;

          (v) Neither the offer, sale or delivery of the Notes, the execution, delivery or performance of the Purchase Agreement, compliance by the Company with the provisions of the Purchase Agreement and consummation by the Company of the transactions contemplated by the Transaction Documents, including the use of proceeds, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of [Foreign Subsidiary][or any of its Subsidiaries] or any license, concession, franchise, other governmental authorization, agreement, indenture, lease or other instrument to which [Foreign Subsidiary][or any of its Subsidiaries] is a party or by which any of them or any of their respective properties is bound that is known to such counsel after reasonable inquiry, or, to the best knowledge of such counsel after reasonable inquiry, will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of [Foreign Subsidiary][or its Subsidiaries] nor will any such action result in any violation of any existing law, regulation, ruling, judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to [Foreign Subsidiary][or any of its Subsidiaries] or any of their respective properties, except where such violation would not have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of [Foreign Subsidiary][and its Subsidiaries] taken as a whole (a "Material Adverse Effect");

          (vi)To the best of our knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings, or legislation or regulations pending to which [Foreign Subsidiary][and its Subsidiaries] are a party or of which any property of [Foreign Subsidiary][or any of its Subsidiaries] is the subject which, if determined adversely to [Foreign Subsidiary][or any of its Subsidiaries] or enacted, as the case may be, would individually or in the aggregate have a Material Adverse Effect.

          (vii) [Foreign Subsidiary][and its Subsidiaries] have all necessary licenses, concessions, franchises and other governmental authorizations, certificates and other agreements with governmental entities, and have filed all required notifications (collectively referred to as "Governmental Approvals") necessary for the operation of their currently conducted businesses in [name of country] as described or incorporated by reference in the Offering Circular. All Governmental Approvals granted to the [Foreign Subsidiary][and its Subsidiaries] are validly held, remain in full force and effect, and have not been revoked, suspended, cancelled or modified in any adverse way, and are not subject to any conditions or requirements that are not generally imposed upon the holders of such Governmental Approvals. [Foreign Subsidiary] [and its Subsidiaries] have taken all steps necessary to preserve their rights to seek renewals of their Governmental Approvals.

          (viii) To the best knowledge of such counsel after reasonable enquiry, [Foreign Subsidiary][and its Subsidiaries] are not in violation of, or in default under, any statute of [name of country] or any applicable governmental or administrative rule, regulation or requirement, any Governmental Approval, or any decree of any court or governmental agency or body having jurisdiction over [Foreign Subsidiary] [or its Subsidiaries], applicable to [Foreign Subsidiary] [and its Subsidiaries], except for matters which, individually or in the aggregate, would not have a Material Adverse Effect. There are no pending formal complaints, proceedings, investigations, protests, petitions or other written objections against [Foreign Subsidiary] [or its Subsidiaries] at [name regulatory agency], in a court, before any arbitrator or mediator, or before any other governmental authority, except for matters which, individually or in the aggregate, would not have a Material Adverse Effect.

          (ix)No  consent,  approval,   authorization  or  other  order  of,  or
     registration or filing with any court, regulatory body, administrative agency or other government body is required for the execution, delivery or performance of the Transaction Documents with respect to the Company, [Foreign Subsidiary][and its Subsidiaries] or consummation of the transactions contemplated thereby. The Company's execution and delivery of, and its performance of its obligations under, the Transaction Documents, and the consummation of the transactions contemplated thereby, do not violate or conflict with any judgement, decree, order, statute, rule or regulation of any governmental agency or body having jurisdiction over [Foreign Subsidiary] [and its Subsidiaries] relating to the currently conducted businesses of [Foreign Subsidiary] [and its Subsidiaries] and will not cause any cancellation, termination, revocation, forfeiture or material impairment of any of their Governmental Approvals or prevent the Company, [Foreign Subsidiary] [and its Subsidiaries] from conducting their respective currently conducted businesses as described in the Offering Circular.

          (x) Insofar as the statements included in the Offering Circular purport to describe or summarize (i) contracts, agreements, Governmental Approvals, litigation, complaints, arbitration, mediation or other legal documents to which [Foreign Subsidiary] [and its Subsidiaries] are a party or are bound or (ii) the provisions of statutes, laws, rules, regulations, orders, judgments, decrees or pending legislation or regulations relating to regulation in [name of country] of the respective currently conducted businesses of the Company, [Foreign Subsidiary] [and its Subsidiaries], such statements are accurate and complete in all material respects.

     (g) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Arthur Andersen, s.r.o., Pricewaterhouse Coopers N.V., Pricewaterhousecoopers (France), Pricewaterhousecoopers (Malta), Pricewaterhousecoopers (Sweden), KPMG Polska Sp. zo.o, KPMG Accountants N.V., KPMG Somekhchaikis, KPMG Slovensko, s.r.o., VB Deloitte & Touche, Ernst & Young S.A, Ernst & Young (Netherlands), Ernst & Young (Denmark), Ernst & Young AB, Ernst & Young, Vachon et Associes shall each have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

     (h) The Company and its subsidiary Belmarken Holding B.V. shall have (i) at or prior to the date of this Agreement, entered into completed loan documentation pursuant to the Underwriting Letter dated July 10, 1999 in relation to a credit agreement with Bank of America International Limited, CIBC World Markets plc, Citibank N.A., MeesPierson N.V., The Royal Bank of Scotland plc, Toronto Dominion Bank Europe Limited and The Toronto Dominion Bank (the "Lenders") (the "Credit Agreement"), and (ii) at or prior to the date of this Agreement, delivered to the Lenders an irrevocable and unconditional drawdown notice in relation to funds to be delivered by the Lenders at the Time of Delivery, and the Lenders shall have accepted such drawdown notice;

     (i) None of the Company, its subsidiaries or the New Acquisition Entities shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been: (x) any change in the capital stock of the Company, or (y) any increase in the long-term debt of the Company or its subsidiaries, or, to the best of the Company's knowledge after due inquiry, the New Acquisition Entities, in excess of $25,000,000 or its equivalent, or (z) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, condition (financial or otherwise), shareholders' equity or results of operations of the Company, its subsidiaries and the New Acquisition Entities, taken as a whole otherwise than as set forth or contemplated in the Offering Circular; the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ, the Luxembourg Stock Exchange or Amsterdam Stock Exchange and/or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the NASDAQ or the Amsterdam Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, London or Amsterdam declared by the relevant authorities; (iv) a change or development involving a prospective change in Dutch taxation affecting the Company, the Notes or the transfer thereof or the imposition of exchange controls by the United States or The Netherlands; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or The Netherlands or the declaration by the United States, the United Kingdom or The Netherlands of a national emergency or war, if the effect of any such event specified in this Clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Circular; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States, the United Kingdom, The Netherlands or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the market for the Notes and other debt securities;

     (l)      The Notes have been designated for trading on PORTAL;

     (m) The Company has applied to list the Notes on the Luxembourg Stock Exchange;

     (n) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (i) of this Section and as to such other matters as you may reasonably request.

     (o) Arthur Andersen shall have furnished you with its written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

          (i) The statements in the Offering Circular under "Certain Tax Consequences-Certain Netherlands Tax Consequences," to the extent such statements relate to matters of Dutch law or regulation, are true and accurate in all material respects, and nothing has been omitted from such statements that would make the same misleading in any material respect;

          (ii)The opinions of Arthur Andersen set forth in the Offering Circular under "Certain Tax Consequences-Certain Netherlands Tax Consequences" are confirmed as of the Time of Delivery; and

          (iii)Except to the extent otherwise set forth in the Offering Circular, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to The Netherlands or to any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by the Company of the Notes to or for the accounts of the Purchasers or (B) the sale and delivery by the Purchasers of the Notes to the initial purchasers thereof in the manner contemplated herein;

     8. The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein.

     (a) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (b) Promptly after receipt by an indemnified  party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (c) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers with respect to the Notes purchased under this Agreement, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (d) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

     9. If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

     (a) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection
(b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England,
Attention: New Issues Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: President; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Purchaser or by any person who controls any Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court,
(ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and
(iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Purchaser or by any person who controls any Purchaser; expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

     15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "Judgment Currency") other than United States dollars, the Company will indemnify each Purchaser against any loss incurred by such Purchaser as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which a Purchaser is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Purchaser. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

     16. Time shall be of the essence of this Agreement.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                           Very truly yours,
                                           United Pan-Europe Communications N.V.


                                           By: /s/ Mark L. Schneider
                                              ---------------------------------
                                              Name:  Mark L. Schneider
                                              Title:  Chief Executive Officer

Accepted as of the date hereof:

Goldman Sachs International


By:  /s/ Kenneth A.K. Martin
   -------------------------------
   Name:  Kenneth A.K. Martin
   Title:  Attorney-in-fact

Donaldson, Lufkin & Jenrette International


By   /s/ Marc Dien
   -------------------------------
   Name:  Marc Dien
   Title:  Senior Vice President

On behalf of each  of the  Purchasers, except Morgan Stanley & Co. International
  Limited



Accepted as of the date hereof:

Morgan Stanley & Co. International Limited


By:  /s/ John Watowicz
   -------------------------------
   Name:  John Watowicz
   Title:  Executive Director




                                                     SCHEDULE I



                         PURCHASER                               PRINCIPAL AMOUNT     PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                                                  OF SENIOR EURO      OF SENIOR DOLLAR      AT MATURITY OF
                                                                       NOTES               NOTES               SENIOR
                                                                       TO BE               TO BE          DISCOUNT NOTES TO
                                                                     PURCHASED           PURCHASED          BE PURCHASED
                                                                     IN EUROS           IN DOLLARS           IN DOLLARS

Goldman Sachs International............................             100,500,000          268,000,000         246,225,000

Donaldson, Lufkin & Jenrette International.............             100,500,000          268,000,000         246,225,000

Morgan Stanley & Co. International Limited.............               9,000,000           24,000,000          22,050,000

TD Securities (USA) Inc................................              30,000,000           80,000,000          73,500,000

Bank of America International Limited..................               9,000,000           24,000,000          22,050,000

Chase Manhattan International Limited..................               9,000,000           24,000,000          22,050,000

CIBC World Markets Corp................................               9,000,000           24,000,000          22,050,000

Credit Suisse First Boston (Europe) Limited............               9,000,000           24,000,000          22,050,000

Merrill Lynch International............................               9,000,000           24,000,000          22,050,000

Salomon Brothers International Limited.................              15,000,000           40,000,000          36,750,000

     Total.............................................            E300,000,000         $800,000,000        $735,000,000

                                   SCHEDULE II

                                  Jurisdictions


Belgium                                       Stibbe Simont Monahan Duhot

Austria                                       Bruckhaus Westrick Heller Lober

Israel                                        Yigal Arnon & Co.

Norway                                        Advokatfirmaet Steenstrup

France                                        Jeantet & Associes and Nomos

Hungary                                       Squire, Sanders & Dempsey

The Netherlands                               Houthoff Advocaten & Notarissen

Poland, USA, UK                               White & Case and Caron &
                                                Stevens/Baker & McKenzie

Sweden                                        Rydin & Carlsten

Czech Republic and Slovak Republic            Burns Schwartz

                                     ANNEX I


     (1) The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in this  paragraph have the meanings given to them by Regulation
S.

     Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

     (2) Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

     (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and
(c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Notes, other than to individuals or legal entities, situated in or outside The Netherlands, who or which trade or invest in securities in the conduct of their profession or business (which includes banks, brokers, dealers, insurance companies, pension funds, other institutional investors and other parties (including treasury departments of commercial enterprise and finance companies or groups), which regularly trade or invest in securities).

     (5) Each Purchaser agrees that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with the Representatives' express written consent and then only at its own risk and expense.